     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1997

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               HEXCEL CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        94-1109521
(State or Other Jurisdiction of         (I.R.S. Employer
Incorporation or Organization)         Identification No.)

                            ------------------------

                               TWO STAMFORD PLAZA

                             281 TRESSER BOULEVARD

                          STAMFORD, CONNECTICUT 06901

               (Address of Principal Executive Offices)(Zip Code)
                            ------------------------
              HEXCEL CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plan)
                            ------------------------

                             IRA J. KRAKOWER, ESQ.

                               HEXCEL CORPORATION

              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                               TWO STAMFORD PLAZA

                             281 TRESSER BOULEVARD

                          STAMFORD, CONNECTICUT 06901

                                 (203) 969-0666

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                            ------------------------

                                   COPIES TO:

                              JOSEPH A. COCO, ESQ.

                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM

                                919 THIRD AVENUE

                            NEW YORK, NEW YORK 10022

                                 (212) 735-3000
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF                    AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED        REGISTERED(1)(3)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $0.01 per
  share..............................    200,000 shares          $15.94            $3,187,500            965.91

(1) This registration statement (this "Registration Statement") covers shares of Common Stock of Hexcel Corporation (the "Registrant" or the "Corporation") which may be offered or sold from time to time pursuant to the Registrant's 1997 Employee Stock Purchase Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on July 7th, 1997, within five business days prior to filing. Common Stock will be issued under the Plan at eighty-five percent (85%) of the average of such sale prices.

(3) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

    Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Not required to be filed with this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

    (c) The Registrant's Current Report on Form 8-K dated April 29, 1997.

    (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A relating to the Common Stock, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Set forth below is a description of certain provisions of the General Corporation Law of the State of Delaware (the "GCL"), the Certificate of Incorporation of the Registrant, the By-laws of the Registrant, the Strategic Alliance Agreement dated as of September 29, 1995 and amended as of December 12, 1995, among Ciba-Geigy Limited, Ciba-Geigy Corporation and the Registrant (the "Strategic Alliance Agreement"), and the Plan, as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the GCL, the Certificate of Incorporation of the Registrant, the By-laws of the Registrant, the Strategic Alliance Agreement and the Plan, which are incorporated herein by reference.

    The Registrant is a Delaware corporation. Section 145 of the GCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity at another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify against the expenses that such officer or director actually and reasonably incurred.

    Section 102(b)(7) of the GCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, to the full extent permitted by the GCL. The Registrant's Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the GCL; PROVIDED, HOWEVER, that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Registrant.

    The Strategic Alliance Agreement provides that the Registrant's Certificate of Incorporation and By-laws will continue to contain the provisions with respect to indemnification of directors and officers as of the date of the Strategic Alliance Agreement, whose provisions will not be amended, repealed or otherwise modified, for a period of six years following the Closing contemplated by the Strategic Alliance Agreement (the "Closing") in any manner that would adversely affect the rights of individuals who at any time prior to the Closing were directors or officers of the Registrant in respect of actions or omissions occurring at or prior to the Closing, except for such modifications as are required by applicable law. In addition, the Strategic Alliance Agreement generally requires the Registrant to indemnify its officers and directors as of the date of the Strategic Alliance Agreement against all losses (including reasonable fees and expenses of counsel) arising out of any claim based in whole or in part on the fact that such person was a director or officer of the Registrant at or prior to the Closing.

    The Registrant maintains, at its expense, an insurance policy which insures the directors and officers of the Registrant, subject to certain exclusions and deductions, against certain liabilities that they may incur in their capacity as such. The Strategic Alliance Agreement provides that for six years after the

Closing, the Registrant is generally required to provide directors' and officers' liability insurance for its officers and directors as of the date of the Strategic Alliance Agreement.

    Pursuant to the Plan, no member of the "Committee" (as defined therein) shall be liable for any action or determination made in good faith, and the members of such Committee shall be entitled to indemnification in the manner provided in the Registrant's Certificate of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

      4.1  Restated Certificate of Incorporation of the Registrant dated June 3, 1996
           (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A
           dated July 9, 1996 and incorporated herein by reference).

      4.2  Amended and Restated By-laws of the Registrant dated May 23, 1996 (filed as
           Exhibit 2 to the Registrant's Registration Statement on Form 8-A dated July 9,
           1996 and incorporated herein by reference).

      4.3  Hexcel Corporation 1997 Employee Stock Purchase Plan.

      5.1  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of
           Common Stock covered by this Registration Statement.

     23.1  Consent of independent auditors.

     23.2  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

     24.1  Power of Attorney (included on the signature page of this Registration
           Statement).

     99.1  Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel
           Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.F to the Registrant's current report on Form
           8-K dated as of October 13, 1995).

ITEM 9.  UNDERTAKINGS.

    (a) The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of July, 1997.

                                HEXCEL CORPORATION
                                (Registrant)

                                By:  /s/ IRA J. KRAKOWER
                                     -----------------------------------------
                                     Ira J. Krakower
                                     Senior Vice President, General Counsel
                                     and Secretary

    KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
------------------------------------------------------  ---------------------------  -------------------

                   /s/ JOHN J. LEE                      President; Chief Executive
     -------------------------------------------          Officer; Chairman of the      July 10, 1997
                     John J. Lee                          Board of Directors

                                                        Senior Vice President,
                /s/ STEPHAN C. FORSYTH                    Finance and
     -------------------------------------------          Administration;               July 10, 1997
                  Stephan C. Forsyth                      Chief Financial Officer

                 /s/ WAYNE C. PENSKY                    Corporate Controller and
     -------------------------------------------          Principal                     July 10, 1997
                   Wayne C. Pensky                        Accounting Officer

               /s/ JOHN M.D. CHEESEMOND                 Director
     -------------------------------------------                                        July 10, 1997
                 John M.D. Cheesemond

                /s/ MARSHALL S. GELLER                  Director
     -------------------------------------------                                        July 10, 1997
                  Marshall S. Geller

                      SIGNATURE                                    TITLE                    DATE
------------------------------------------------------  ---------------------------  -------------------

                /s/ JUERGEN HABERMEIER                  Vice Chairman; Director
     -------------------------------------------                                        July 10, 1997
                  Juergen Habermeier

                 /s/ STANLEY SHERMAN                    Director
     -------------------------------------------                                        July 10, 1997
                   Stanley Sherman

     -------------------------------------------        Director
                  Martin L. Solomon                                                     July 10, 1997

                /s/ GEORGE S. SPRINGER                  Director
     -------------------------------------------                                        July 10, 1997
                  George S. Springer

                /s/ JOSEPH T. SULLIVAN                  Director
     -------------------------------------------                                        July 10, 1997
                  Joseph T. Sullivan

     -------------------------------------------        Director
                   Hermann Vodicka                                                      July 10, 1997

                /s/ FRANKLIN S. WIMER                   Director
     -------------------------------------------                                        July 10, 1997
                  Franklin S. Wimer

                                 EXHIBIT INDEX

   EXHIBIT
-----------

       4.1   Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (filed as Exhibit 1 to the
             Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

       4.2   Amended and Restated By-laws of the Registrant dated May 23, 1996 (filed as Exhibit 2 to the Registrant's
             Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

       4.3   Hexcel Corporation 1997 Employee Stock Purchase Plan.

       5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of Common Stock covered by this
             Registration Statement.

      23.1   Consent of independent auditors.

      23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

      24.1   Power of Attorney (included on the signature page of this Registration Statement).

      99.1   Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.F to the Registrant's current report on Form 8-K dated as of October 13, 1995).